EXHIBIT 4.3

Rights Certificate No.:	Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                     , 2004 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE INFORMATION AGENT.

CRITICAL PATH, INC.

Incorporated under the laws of the State of California

CUSIP NO.:

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase                     Shares of
Series E Redeemable Convertible Preferred Stock of Critical Path, Inc.
Subscription Price: $1.50 per share

The Subscription Rights Will Expire If Not Exercised On or Before 5:00 P.M.,

New York City Time, on                     , 2004,
Unless Extended or the Rights Offering is Terminated By the Company

REGISTERED OWNER:

      THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase, at the subscription price per share of $1.50 (the “Subscription Price”), one share of the Series E Convertible Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”) of Critical Path, Inc., a California corporation (the “Company”) (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Critical Path Subscription Rights Certificates” accompanying this Subscription Rights Certificate.

      If any shares of the Series E Preferred Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Rights in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form-1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Right subscribed for in accordance with the “Instructions for Use of Critical Path Subscription Rights Certificates” that accompany this Subscription Rights Certificate. Until the special meeting of our shareholders, the rights and the common stock must be transferred together. As a result, if you exercise your subscription rights on or before June 11, 2004, the date of our special meeting, you may not transfer your shares of common stock until June 14, 2004. If our shareholders approve the matters submitted for their vote at the special meeting scheduled to be held on June 11, 2004, then on the first trading day following the shareholder meeting the common stock can be traded separately from the subscription rights you exercised. If our shareholders do not approve the matters submitted for their vote, then the rights offering will terminate and your subscription payment will be refunded to you as explained in more detail in the prospectus relating to the rights offering. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold as provided in the prospectus by completing the appropriate forms on the reverse side hereof in accordance with the “Instructions for use of Critical Path Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

      Transferable on the books of Critical Path, Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed.

      This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

      IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed under its corporate seal.

Dated:                     , 2004

CRITICAL PATH, INC.

By:

Name:
Title:

By:

Name:
Title:

COUNTERSIGNED AND REGISTERED BY:

COMPUTERSHARE TRUST

COMPANY (Golden, CO)
Transfer Agent And Registrar

By: Name: Title:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

For delivery by mail:

Computershare Trust Company

P.O. Box 1596
Denver, CO 80201-1596

By hand delivery or overnight courier:

Computershare Trust Company

350 Indiana Street, Suite 800
Golden, Colorado 80401
Tel: (303) 262-0600 Ext. 4732

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 — EXERCISE OF SUBSCRIPTION RIGHTS

      To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-subscription Right, please also complete line (b) and sign under Form 4 below.

(a) I apply for             Shares          ×          $1.50       = $

                                   (No. of new Shares)               (subscription price)            (Payment)

      If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Right:

(b) I apply for             Shares          ×          $1.50       = $

                                   (No. of new Shares)               (subscription price)            (Payment)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “Computershare Trust Company, as Subscription Agent for Critical Path, Inc.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by Computershare Trust Company, as Subscription Agent for Critical Path, Inc., for purposes of accepting subscriptions in this Rights Offering Keybank at ABA #307070267, Computershare Trust Company Escrow Account No. 85-02961.

FORM 2 — SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

      Through                     , 2004, the date of the special meeting of our shareholders, you may not transfer your subscription right unless you are selling or transferring your shares of common stock, in which case your subscription rights will automatically transfer together with your shares of common stock and you will need to follow the transfer procedures for Rights Certificates set forth herein. If our shareholders approve the matters to be voted on at the special meeting of our shareholders to be held on                     , 2004 (which approval is a condition to our consummation of the rights offering), then beginning on                     , 2004, the subscription rights will be traded separately from your shares of common stock. This means that after this date if shareholder approval occurs you may retain and exercise or transfer your subscription rights prior to the expiration of the rights offering whether you have sold or continue to own your shares of common stock.

      To sell or transfer your subscription rights to another person as provided herein, complete this Form and have your signature guaranteed under Form 5. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

      For value received                                of the subscription rights represented by this Subscription Rights Certificate are assigned to:

(Print Full Name of Assignee)

(Print Full Address)

Tax ID or Social Security No.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FOR INSTRUCTIONS ON THE USE OF CRITICAL PATH, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE INFORMATION AGENT. SHAREHOLDERS PLEASE CALL TOLL-FREE (800) 843-1451. BANKS AND BROKERAGE FIRMS PLEASE CALL (212) 440-9000.

FORM 3 — DELIVERY TO DIFFERENT ADDRESS

      If you wish for the Series E Preferred Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4 — SIGNATURE

      I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5 — SIGNATURE GUARANTEE

      This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.